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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration.


                                        ARTHUR ANDERSEN LLP


Houston, Texas
January 22, 1999